SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 5, 2007 (May 30, 2007)

Date of Report (Date of earliest event reported)
Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
HLI Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-107539	30-0167742

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15300 Centennial Drive, Northville, Michigan 48168

(Address of principal executive offices)     (Zip Code)
(734) 737-5000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
ITEM 3.02. Unregistered Sales of Equity Securities.
ITEM 8.01. Other Events.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Indenture
Registration Rights Agreement
Registration Rights Agreement
Amended and Restated Credit Agreement
Amended and Restated Pledge and Security Agreement

ITEM 1.01. Entry into a Material Definitive Agreement.
     On May 30, 2007, in connection with the Direct Investment Option described in Item 3.02 below, Hayes Lemmerz International, Inc. (the “Company”) entered into a Registration Rights Agreement (the “New Registration Rights Agreement”) with Deutsche Bank Securities Inc. (“Deutsche Bank”) and SPCP Group, LLC. The New Registration Rights Agreement supersedes the previously reported Amended and Restated Registration Rights Agreement, dated as of April 16, 2007, between the parties. Pursuant to the New Registration Rights Agreement, the Company agreed to register the resale of the shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), acquired by Deutsche Bank and SPCP Group, LLC upon exercise of the Direct Investment Option. The registration statement on Form S-3 that the Company initially filed on March 16, 2007, to register the Shares was declared effective by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 30, 2007. Pursuant to the New Registration Rights Agreement, the Company has agreed to use its commercially best efforts to keep such registration statement continuously effective for three years, or upon the earliest to occur of (i) the date on which the Shares are disposed of pursuant to an effective registration statement under the Securities Act; (ii) the date on which all of the Shares are disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act; and (iii) the date on which the Shares cease to be outstanding. The Company has no obligation to provide “demand” or “piggyback” registration rights under the New Registration Rights Agreement.
     The foregoing is a summary description of the principal terms and conditions of the New Registration Rights Agreement. The description is not intended to be exhaustive and is qualified in its entirety by reference to the provisions of the definitive agreement, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.
     The information in Item 2.03 below is incorporated by reference into this Item 1.01.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
€130,000,000 Aggregate Principal Amount of 8.25% Senior Notes due 2015
     On May 30, 2007, Hayes Lemmerz Finance LLC — Luxembourg S.C.A., a partnership limited by shares (société en commandite par actions) organized under the laws of the Grand Duchy of Luxembourg (“Hayes Luxembourg”) and an indirect wholly owned subsidiary of HLI Operating Company, Inc. (“HLI”), and an indirect subsidiary the Company, completed its private offering of €130,000,000 aggregate principal amount of its 8.25% senior notes due 2015 (the “2015 Notes”). Hayes Luxembourg issued the Notes pursuant to an indenture (the “Indenture”) dated as of May 30, 2007, by and among Hayes Luxembourg, the guarantors named therein, U.S. Bank National Association, as trustee, and Deutsche Bank AG, London Branch, as London paying agent. Hayes Luxembourg will pay interest on the 2015 Notes on June 15 and December 15, commencing December 15, 2007, to those persons who were holders of record on the June 1 or December 1 immediately preceding each interest payment date.
     The 2015 Notes are unsecured senior obligations of Hayes Luxembourg, rank equally with all of its other senior debt, and are effectively subordinated to all of its secured debt to the extent of the value of the assets securing that debt. The 2015 Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company and substantially all of the Company’s direct and indirect domestic subsidiaries. The 2015 Notes are effectively subordinated to all secured debt of the guarantors to the extent of the value of the assets securing that debt. The 2015 Notes are effectively subordinated to all debt and other obligations of Hayes Luxembourg’s subsidiaries that do not guarantee the 2015 Notes.
     Prior to June 15, 2011, Hayes Luxembourg may redeem some or all of the 2015 Notes by paying a “make-whole” premium. At any time on or after June 15, 2011, Hayes Luxembourg may redeem some or all of the 2015 Notes at specified redemption prices. In addition, prior to June 15, 2010, Hayes Luxembourg may redeem up to 35% of the 2015 Notes from the proceeds of certain equity offerings at a specified price. If Hayes Luxembourg, the Company, or HLI undergoes a change of control or sells certain assets, Hayes Luxembourg may be required to offer to purchase the 2015 Notes from holders.
     The 2015 Notes and the Indenture restrict the Company’s and its restricted subsidiaries’ ability to, among other things, make restricted payments, incur debt and issue preferred stock, incur liens, permit dividends and other distributions by restricted subsidiaries, merge, consolidate, or sell assets, and engage in transactions with affiliates. The 2015 Notes and the Indenture also contain customary events of default, including failure to pay principal or interest on the Notes or the guarantees when due, among others. If an event of default occurs under the Indenture and the 2015 Notes, the trustee or the holders of at least 25% in aggregate principal amount outstanding of the 2015 Notes may declare the principal amount on the 2015 Notes to be due and payable immediately.
     Proceeds from the issuance of the 2015 Notes, together with the proceeds from the New Credit Facility (as described below), have been or will be used (i) to refinance the Company’s obligations under HLI’s Amended and Restated Credit Agreement, dated as of April 11, 2005, and related documents (the “Old Credit Agreement”); (ii) to refinance in full the approximately $22 million mortgage on the Company’s headquarters building in Northville, Michigan; (iii) to pay related fees and expenses; and (iv) for other general corporate purposes.
     The 2015 Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.
     On May 30, 2007, Hayes Luxembourg and the guarantors of the 2015 Notes entered into a Registration Rights Agreement with the initial purchasers of the 2015 Notes pursuant to which they agreed to make an offer to exchange the 2015 Notes for registered, publicly tradable notes (“exchange notes”) that have substantially identical terms as the 2015 Notes. Hayes Luxembourg will use its best efforts to file a registration statement for the exchange notes with the SEC within 90 days of the issue date of the 2015 Notes and to cause that registration statement to be declared effective within 180 days of the issue date of the 2015 Notes. Hayes Luxembourg will pay additional interest on the 2015 Notes if it does not timely file the required registration statement; the required registration statement is not declared effective; or it does not complete the offer to exchange the 2015 Notes for the exchange notes within the required period. If Hayes Luxembourg fails to meet the foregoing requirements (a “registration default”), the annual interest rate on the 2015 Notes will increase by 0.25% during the pendency of any registration default. The annual interest rate on the 2015 Notes will increase by an additional 0.25% for each subsequent 90 day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the interest rate of 8.25%.

     The foregoing is a summary description of the principal terms and conditions of the Indenture and the Registration Rights Agreement. The description is not intended to be exhaustive and is qualified in its entirety by reference to the provisions of the definitive agreements, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2 and are incorporated herein by reference.
New Credit Facility
     On May 30, 2007, HLI, Hayes Luxembourg, and the Company entered into the second amended and restated credit agreement (the “Second Amended and Restated Credit Agreement”) with, among others, Citicorp North America, Inc., as Administrative Agent and Documentation Agent, and Deutsche Bank, as Syndication Agent, to obtain senior secured credit facilities in the aggregate amount of $495 million (the “New Credit Facility”). The New Credit Facility consists of (i) a seven-year amortizing term loan in euros in a principal amount of € 260 million (the “Term Loan Facility”) to HLI and (ii) a six-year revolving credit facility in U.S. dollars or euros in a principal amount of $125 million (the “Revolving Credit Facility”) to Hayes Luxembourg and HLI (together with Hayes Luxembourg, the “Borrowers”), provided that, with respect to the Revolving Credit Facility, loans made thereunder in euros shall in no event exceed the U.S. dollar equivalent of $50 million. Up to $35 million of the Revolving Credit Facility is available for the issuance of letters of credit for the account of the Borrowers. Letters of Credit have a maximum initial term of one year and are annually renewable. An additional €15 million is available as a synthetic letter of credit facility to the Borrowers.
     The Term Loan Facility was made available to Hayes Luxembourg in a single drawing on May 30, 2007 (the “New Credit Facility Closing Date”) and is repayable in quarterly installments equal to 0.25% of the principal amount outstanding on the New Credit Facility Closing Date, with the remaining balance payable on May 30, 2014. The Revolving Credit Facility will be available until May 30, 2013, on which date all loans outstanding under the Revolving Credit Facility will become due and payable.
     Subject to certain exceptions, mandatory prepayments under the New Credit Facility are required from (i) 100% of the net cash proceeds arising from certain asset sales and property loss events and (ii) up to 75% (depending on leverage ratio level) of net cash proceeds arising from excess cash flow. These amounts are to be applied first to remaining installments of the Term Loan Facility in the order specified by the Borrowers, then to reduce Revolving Credit Facility commitments. No mandatory prepayment is required under the New Credit Facility from any cash proceeds arising from an equity issuance.
     Hayes Luxembourg may, upon three business days’ notice, prepay the Term Loan Facility, in full or in part, without premium or penalty (other than any applicable breakage costs), provided that each such partial prepayment is in an amount of € 5 million or a multiple of € 1 million in excess of € 5 million. Such prepayments shall be applied to the remaining installments of the Term Loan Facility in the order specified by the Borrowers. The Borrowers may repay the Revolving Credit Facility at any time without premium or penalty (other than any applicable breakage costs) and may reduce Revolving Credit Facility commitments upon at least three business days’ notice, provided that each such reduction is in an amount of $5 million or a multiple of $1 million in excess of $5 million and any mandatory prepayment resulting from such reduction has been made.
     The interest rates per annum under the New Credit Facility are, at the applicable Borrower’s option: (A) for the Term Loan Facility, (i) during the period commencing on May 30, 2007, and ending on November 1, 2007, and on which the leverage ratio is equal to or less than 2.50 to 1.0, the EURIBO rate plus 2.75% per annum, and (ii) thereafter, the EURIBO rate plus 2.50% per annum; and (B) for the Revolving Credit Facility, either (i) the LIBOR rate or the EURIBO rate, in each case plus 2.75% per annum or (ii) the alternate base rate plus 2.00% per annum.
     The obligations of HLI and Hayes Luxembourg under the New Credit Facility are guaranteed by the Company and substantially all of the Company’s direct and indirect domestic subsidiaries. In addition, the obligations of Hayes Luxembourg under the New Credit Facility are guaranteed, subject to certain exceptions, by certain of its foreign subsidiaries. Pursuant to the terms of the Second Amended Pledge and Security Agreement, dated as of May 30, 2007, among the Company, HLI, the other grantors party thereto, Citicorp North America, Inc., as administrative agent, and Deutsche Bank, as syndication agent (the “Security Agreement”), the obligations of HLI and Hayes Luxembourg under the New Credit Facility and the domestic guarantors’ obligations under their respective guarantees of the New Credit Facility are, subject to certain exceptions, secured by (i) a first priority perfected pledge of substantially all of the intercompany notes owned by HLI and the domestic guarantors and capital stock owned by HLI and the domestic guarantors, but not more than 65% of the capital stock of Hayes Luxembourg or any foreign subsidiary of a U.S. parent shall serve as security for the obligations of HLI or the domestic guarantors under the Revolving Credit Facility and (ii) a first priority perfected security interest in substantially all of the other assets owned by HLI and the domestic guarantors. The obligations of Hayes Luxembourg under the New Credit Facility and the foreign guarantors’ obligations under their respective guarantees of the New Credit Facility are, subject to certain exceptions, secured by (i) a first priority perfected pledge of substantially all of the intercompany notes owned by Hayes Luxembourg and the foreign guarantors and capital stock owned by Hayes Luxembourg and the foreign guarantors and (ii) a first priority perfected security interest in substantially all of the other assets owned by Hayes Luxembourg and the foreign guarantors. All foreign guarantees and collateral will be subject to applicable restrictions on cross-stream and upstream guarantees and other legal restrictions, including financial assistance rules, thin capitalization rules and corporate benefit rules.
     The Second Amended and Restated Credit Agreement contains negative covenants restricting the Company’s ability and the ability of its subsidiaries to, among other actions, declare dividends or repay or repurchase capital stock, cancel, prepay, redeem or repurchase debt, incur liens and engage in sale-leaseback transactions, make loans and investments, incur indebtedness, amend or otherwise alter certain debt documents, engage in mergers, acquisitions and asset sales, engage in transactions with affiliates, and alter their respective businesses. The negative covenants under New Credit Facility permit junior liens securing $100 million in additional indebtedness permitted by the debt covenant and up to $100 million in the aggregate for asset sales of the Borrowers’ non-wheel businesses. The Second Amended and Restated Credit Agreement also contains customary affirmative covenants, including, without limitation, an affirmative covenant to indemnify the arrangers, the administrative agent, the lenders and their respective affiliates and agents. The financial covenants under the New Credit Facility include covenants regarding a maximum total leverage ratio, a minimum interest coverage ratio and a maximum capital expenditures amount. There is no financial covenant regarding minimum fixed charged coverage ratio under the New Credit Facility.
     The Second Amended and Restated Credit Agreement contains customary events of default including, without limitation, failure to pay principal and interest when due, material inaccuracy of any representation or warranty, failure to comply with any covenant, cross-defaults, failure to satisfy or stay execution of judgments in excess of specified amounts, bankruptcy or insolvency, the existence of certain materially adverse employee benefit liabilities in excess of a certain specified amount, the invalidity or impairment of any loan documents and a change of control.

     Proceeds from the New Credit Facility have been or will be used by the Borrowers (i) to refinance existing debt, including obligations under the Old Credit Agreement; (ii) to pay related fees and expenses; (iii) to provide working capital; and (iv) for other general corporate purposes.
     The foregoing is a summary description of the principal terms and conditions of the New Credit Facility. The description is not intended to be exhaustive and is qualified in its entirety by reference to the provisions of the Second Amended and Restated Credit Agreement and the Security Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.
     Certain of the initial purchasers of the 2015 Notes or their respective affiliates from time to time have provided and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business. Deutsche Bank Securities Inc., an affiliate of Deutsche Bank AG, London Branch, an initial purchaser of the 2015 Notes, exercised the Direct Investment Option. In addition, Deutsche Bank AG, London Branch, is acting as a paying agent and a transfer agent of the 2015 Notes. Citicorp North America, Inc., an affiliate of Citigroup Global Markets Inc., an initial purchaser of the 2015 Notes, is the administrative agent and a lender under the New Credit Facility. In addition, Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank AG, London Branch, an initial purchaser of the 2015 Notes, is a lender under the New Credit Facility, and Deutsche Bank Securities Inc., an affiliate of Deutsche Bank AG, London Branch, is acting as the dealer manager in HLI’s tender offer and consent solicitation relating to its outstanding 2010 Notes. In addition, UBS AG, Stamford Branch, an affiliate of UBS Limited, an initial purchaser of the 2015 Notes, is a lender under the New Credit Facility.
ITEM 3.02. Unregistered Sales of Equity Securities.
     On May 30, 2007, the Company issued 4,038,462 shares of the Company’s Common Stock to Deutsche Bank for an aggregate purchase price of $13,250,001.50 upon Deutsche Bank’s exercise of its option (the “Direct Investment Option”) to purchase shares of Common Stock, pursuant to the previously reported Amended and Restated Equity Purchase and Commitment Agreement, dated as of April 16, 2007, between the Company and Deutsche Bank. SPCP Group, LLC agreed separately with Deutsche Bank to acquire 50% of the shares of Common Stock acquired by Deutsche Bank pursuant to its exercise of the Direct Investment Option. The issuance of the Common Stock described above was made in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) of the Securities Act and the rules promulgated thereunder.
ITEM 8.01. Other Events.
     On May 30, 2007, the Company completed its previously announced $180 million equity rights offering. As a result of the rights offering, the Company issued 55,384,946 shares of Common Stock, at a subscription price of $3.25 per share, to holders of record as of April 10, 2007, who exercised their rights pursuant to the basic and over-subscription privileges. The proceeds from the rights offering were used by HLI to repurchase $154,178,000 in aggregate principal amount of the outstanding 10 1/2 % Senior Notes due 2010 of HLI, which amount represents approximately 97% of such outstanding notes, and for general corporate purposes.

Forward Looking Statements
     The information contained in this report contains forward-looking statements which are subject to uncertainties that could cause actual future events and results of the Company and HLI to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that the Company and HLI believe are reasonable but are not guarantees of future events and results. Actual future events and results of the Company and HLI may differ materially from those expressed in these forward-looking statements. There can be no assurance that any forward-looking statements will be realized. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the risks described in the Company’s and HLI’s most recent Annual Report on Form 10-K and the Company’s and HLI’s other reports filed with the SEC. All such forward-looking statements speak only as of the date hereof. Although the Company and HLI believe the expectations reflected in the forward-looking statements at the time they are made are reasonable, the Company and HLI cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Company, HLI, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company and HLI undertake no duty or obligation to publicly update or revise the information contained in this report, although they may do so from time to time as they believe is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary
Dated: June 5, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HLI OPERATING COMPANY, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary
Dated: June 5, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of May 30, 2007, by and among Hayes Lemmerz Finance LLC—Luxembourg S.C.A., the Guarantors named therein, U.S. Bank National Association, as Trustee, and Deutsche Bank AG, London Branch, as London Paying Agent.

4.2	Registration Rights Agreement, dated as of May 30, by and between, Hayes Lemmerz Finance LLC—Luxembourg S.C.A., the Guarantors named therein, and and Deutsche Bank AG, London Branch, Citigroup Global Markets Inc., and UBS Limited.

4.3	Registration Rights Agreement, dated as of May 30, 2007, by and between Hayes Lemmerz International, Inc., Deutsche Bank Securities Inc., and SPCP Group, LLC.

10.1	Second Amended and Restated Credit Agreement, dated as of May 30, 2007, among HLI Operating Company, Inc., Hayes Lemmerz Finance LLC—Luxembourg S.C.A., Hayes Lemmerz International, Inc., the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and as Documentation Agent, and Deutsche Bank Securities Inc., as Syndication Agent.

10.2	Second Amended and Restated Pledge and Security Agreement, dated as of May 30, 2007, among Hayes Lemmerz International, Inc. and HLI Operating Company, Inc., as Grantors, the other Grantors party thereto, Citicorp North America, Inc., as Administrative Agent, and Deutsche Bank Securities Inc., as Syndication Agent.